                                                                    EXHIBIT 99.2
                              GLOBAL PAYMENTS INC.
                    Pro Forma Combined Financial Statements
                                  (Unaudited)

   On December 19, 2000, NDC's Board of Directors declared a pro rata distribution of 0.8 of a share of common stock of Global Payments Inc. ("Global Payments" or "the Company") for every share of NDC common stock outstanding on the record date. On December 28, 2000, a committee established by the Board determined that the distribution would be payable to the holders of record of NDC common stock at the close of business on January 19, 2001. The board of directors of NDC believes that the distribution is in the best interests of NDC's stockholders.

   On November 9, 2000, the Company entered into certain definitive agreements to purchase the Canadian Imperial Bank of Commerce ("CIBC") Merchant Acquiring or Merchant Card Services ("MCS") business and to form a ten-year marketing alliance to jointly provide payment related products and services in Canada. Under the terms of the purchase agreements, the Company issued 9,764,623 shares of its common stock, or 26.25% of the outstanding common stock, calculated on a diluted basis, in consideration for certain net assets of CIBC-MCS. The fair value of the shares to be issued to CIBC was determined to be $133.6 million measured on the consummation date. The net assets acquired consisted of accounts receivable, inventory, tangible personal property, customer contracts and the goodwill of the business, net of certain accrued expenses. The acquisition will be recorded for using the purchase method of accounting. The acquisition was consummated on March 20, 2001. The Company intends to operate the business in a manner consistent with CIBC's historical operations. The Company will retain the major functions of sales, customer support and service, and equipment warehousing, repair and deployment in Canada and contract with CIBC for other key functions, such as funds transfer and daily settlement services.

   Under the terms of the marketing alliance, CIBC is required to refer all new merchant processing relationships exclusively to Global Payments. In addition, the Company will jointly develop emerging payment solutions for distribution and marketing in the Company's North American customer base. The alliance will significantly broaden the Company's scope and presence in North America. This transaction will provide MCS' existing distribution channel with a larger array of existing and new payment solutions. After the acquisition is completed, the alliance will be branded under the name "CIBC Merchant Card Services, an alliance with Global Payments Canada, Inc."

   Any adjustments to the purchase price allocations are not expected to be material to the pro forma combined financial statements taken as a whole.

   During the nine month period ended February 28, 2001, the Company had divested two businesses. Accordingly, the operating results of these businesses are adjusted from the historical results in the following pro forma combined financial statements.

   The following pro forma combined financial statements have been prepared as if the acquisition, the distribution and divestitures had taken place on February 28, 2001 for the pro forma combined balance sheet and June 1, 1999 for the pro forma combined income statements. The Company has a fiscal year end of May 31st. CIBC-MCS has a fiscal year end of October 31st. For purposes of the pro forma combined financial statements, CIBC-MCS information is presented using the same fiscal year end of the Company for the May 31, 2001 income statement and using the financial statements as of January 31, 2001 for the Company's pro forma combined financial statements as of February 28, 2001.

   The unaudited pro forma financial statements are not necessarily indicative of the results that would have occurred if the acquisition and the distribution had occurred on the dates indicated or the expected financial position or results of operations in the future. The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial statements and notes there to of the Company, as well as the historical financial statements and notes thereto of CIBC-MCS contained elsewhere herein, and in conjunction with the related notes to these unaudited pro forma combined financial statements.


                                     F(b)-1

                              GLOBAL PAYMENTS INC.

                        PRO FORMA COMBINED BALANCE SHEET
                               FEBRUARY 28, 2001
                                   UNAUDITED

                                                                     Pro Forma
                         Global Payments  CIBC-MCS     Pro Forma    As Adjusted
                           Historical    Historical Adjustments (C)  Combined
                         --------------- ---------- --------------- -----------
                                             (in thousands)
ASSETS
Current assets:
 Cash and cash
  equivalents...........    $    550      $   --        $   --       $    550
 Accounts receivable,
  net...................      38,494          --            --         38,494
 Merchant processing
  receivable............      19,017       64,424           --         83,441
 Inventory..............       3,096          --            --          3,096
 Prepaid expenses and
  other current assets..       4,825          483          (483)(h)     4,825
                            --------      -------       -------      --------
   Total current
    assets..............      65,982       64,907          (483)      130,406
                            --------      -------       -------      --------
 Property and equipment,
  net...................      24,119       18,281            --        42,400
 Intangible assets,
  net...................     166,494          --         56,267 (f)   222,761
 Investments............       5,000          --            --          5,000
 Other..................         442          --            --            442
                            --------      -------       -------      --------
   Total Assets.........    $262,037      $83,188        55,784      $401,009
                            ========      =======       =======      ========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current liabilities:
 Line of credit.........    $ 59,000      $   --            --       $ 59,000
 Merchant processing
  payable...............       4,660          --            --          4,660
 Obligations under
  capital leases........       2,718          964           --          3,682
 Accounts payable and
  accrued liabilities...      32,403        7,992         4,000 (g)    36,831
                                                         (7,564)(h)
                            --------      -------       -------      --------
   Total current
    liabilities.........      98,781        8,956        (3,564)      104,173
                            --------      -------       -------      --------
Obligations under
 capital leases.........       2,255          --            --          2,255
Other long-term
 liabilities............      11,324          --            --         11,324
                            --------      -------       -------      --------
   Total liabilities....     112,360        8,956        (3,564)      117,752
                            --------      -------       -------      --------
Commitments and
 contingencies
Minority interest in
 equity of
 subsidiaries...........      19,066          --            --         19,066
Shareholders' equity:
 CIBC equity
  investment............         --        79,766       (79,766)(i)       --
 Preferred stock........         --           --            --            --
 Common stock, no par...         --           --            --            --
 Paid in capital........     133,577          --        133,580 (g)   267,157
 Retained earnings......       1,451          --            --          1,451
 Deferred compensation..      (3,384)         --            --         (3,384)
 Cumulative translation
  adjustment............      (1,033)      (5,534)        5,534 (i)    (1,033)
                            --------      -------       -------      --------
   Total shareholders'
    equity..............     130,611       74,232        59,348       264,191
                            --------      -------       -------      --------
Total Liabilities and
 Shareholders' Equity...    $262,037      $83,188       $55,784      $401,009
                            ========      =======       =======      ========

   The accompanying notes are an integral part of this unaudited Pro Forma Combined Balance Sheet.


                                     F(b)-2

                             GLOBAL PAYMENTS INC.

                      PRO FORMA COMBINED INCOME STATEMENT
                        FOR THE YEAR ENDED MAY 31, 2000
                                   UNAUDITED

                            Global                                                                          Pro Forma
                           Payments    Pro Forma       Pro Forma     Pro Forma   CIBC-MCS    Pro Forma     As Adjusted
                          Historical Adjustments(A)  Adjustments(B)  Combined   Historical Adjustments(C)   Combined
                          ---------- --------------  --------------  ---------  ---------- --------------  -----------
                                                   (In thousands, except per share data)
Revenues................   $340,033     $   --          $(12,850)(d) $327,183    $90,763      $   --        $417,946
                           --------     -------         --------     --------    -------      -------       --------
Operating expenses:
 Cost of service........    181,479         --            (7,441)(d)  174,038     52,726        3,205 (j)    229,969
 Sales, general and
 administrative.........     95,342       3,697 (a)       (5,054)(d)   93,985     10,979          --         104,964
                           --------     -------         --------     --------    -------      -------       --------
                            276,821       3,697          (12,495)     268,023     63,705        3,205        334,933
                           --------     -------         --------     --------    -------      -------       --------

Operating income........     63,212      (3,697)            (355)      59,160     27,058       (3,205)        83,013
                           --------     -------         --------     --------    -------      -------       --------
Other income (expense):
 Interest and other
 income.................        796         --               --           796        --           --             796
 Interest and other
 expense................     (6,119)       (633)(b)          --        (6,752)    (4,748)         --         (11,500)
 Minority interest in
 earnings...............     (4,117)        --               --        (4,117)       --           --          (4,117)
                           --------     -------         --------     --------    -------      -------       --------
                             (9,440)       (633)             --       (10,073)    (4,748)         --         (14,821)
                           --------     -------         --------     --------    -------      -------       --------
Income (loss) before
income taxes............     53,772      (4,330)            (355)      49,087     22,310       (3,205)        68,192
Provision for income
taxes...................     20,725      (1,667)(c)         (137)(e)   18,921      9,817       (1,234)(k)     27,504
                           --------     -------         --------     --------    -------      -------       --------
 Net income (loss)......   $ 33,047     $(2,663)        $   (218)    $ 30,166    $12,493      $(1,971)      $ 40,688
                           ========     =======         ========     ========    =======      =======       ========
Basic shares
outstanding.............     26,586                                    26,586                   9,765 (l)     36,351

Earnings per share......   $   1.24                                  $   1.13                               $   1.12
                           --------                                  --------                               --------
Diluted shares
outstanding.............     26,793                                    26,793                   9,765 (l)     36,558
Diluted earnings per
share...................   $   1.23                                  $   1.13                               $   1.11
                           --------                                  --------                               --------

     The accompanying notes are an integral part of this unaudited Pro Forma
                          Combined Income Statement.

                                     F(b)-3

                             GLOBAL PAYMENTS INC.

                      PRO FORMA COMBINED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED FEBRUARY 28, 2001
                                   UNAUDITED

                            Global                                                                         Pro Forma
                           Payments    Pro Forma      Pro Forma     Pro Forma   CIBC-MCS    Pro Forma     As Adjusted
                          Historical Adjustments(A) Adjustments(B)  Combined   Historical Adjustments(C)   Combined
                          ---------- -------------- --------------  ---------  ---------- --------------  -----------
                                                   (In thousands, except per share data)
Revenues................   $250,496      $  --         $(2,880)(d)  $247,616    $72,068      $   --        $319,684
                           --------      ------        -------      --------    -------      -------       --------
Operating expenses:
 Cost of service........    133,738         --          (2,272)(d)   131,466     37,252        2,404 (j)    171,122
 Sales, general and
 administrative.........     72,239         323 (a)       (720)(d)    71,842     11,611          --          83,453
                           --------      ------        -------      --------    -------      -------       --------
                            205,977         323         (2,992)      203,308     48,863        2,404        254,575
                           --------      ------        -------      --------    -------      -------       --------

Operating income........     44,519        (323)           112        44,308     23,205       (2,404)        65,109
                           --------      ------        -------      --------    -------      -------       --------
Other income (expense):
 Interest and other
 income.................      1,490         --             --          1,490        --           --           1,490
 Interest and other
 expense................     (4,815)       (828)(b)        --         (5,643)    (3,964)         --          (9,607)
 Minority interest in
 earnings...............     (3,955)        --             --         (3,955)       --           --          (3,955)
                           --------      ------        -------      --------    -------      -------       --------
                            (7,280)        (828)           --         (8,108)    (3,964)         --         (12,072)
                           --------      ------        -------      --------    -------      -------       --------
Income (loss) before
income taxes............     37,239      (1,151)           112        36,200     19,241       (2,404)       (53,037)
Provision for income
taxes...................     14,337        (443)(c)         43 (e)    13,937      8,466         (926)(k)     21,477
                           --------      ------        -------      --------    -------      -------       --------
 Net income (loss)......   $ 22,902      $ (708)       $    69      $ 22,263    $10,775      $(1,478)      $ 31,560
                           ========      ======        =======      ========    =======      =======       ========
Basic shares
outstanding.............     26,336                                   26,336                   9,765 (l)     36,101
Basic earnings per
share...................   $   0.87                                 $   0.85                               $   0.87
                           --------                                 --------                               --------
Diluted shares
outstanding.............     26,733                                   26,733                   9,765 (l)     36,490
Diluted earnings per
share...................   $   0.86                                 $   0.83                               $   0.86
                           --------                                 --------                               --------

    The accompanying notes are an integral part of this unaudited Pro Forma
                          Combined Income Statement.

                                     F(b)-4

                              GLOBAL PAYMENTS INC.
           Notes to Unaudited Pro Forma Combined Financial Statements
                       (In thousands, except share data)


A. DISTRIBUTION PRO FORMA ADJUSTMENTS

  Pro Forma Combined Income Statement Adjustments

   The following pro forma adjustments were made to the historical combined income statements of the Company for the nine months ended February 28, 2001 and the year ended May 31, 2000 to reflect the distribution as if it had occurred on June 1, 1999.

  a. To reflect additional sales, general and administrative expenses expected to be incurred as a separate independent public company. These expenses relate to new compensation contracts entered into as a direct result of the distribution.

  b. To reflect an increase in interest expense as a result of the difference in the interest rate under the terms of the new line of credit versus the amounts that had been historically allocated, as follows:

                                                             Interest Rate
                                                        ------------------------
                                                        Historically New Line of
                                                         Allocated   Credit Rate
                                                        ------------ -----------
     Year Ended May 31, 2000...........................    5.62%        6.77%
     Nine Months Ended February 28, 2001...............    5.73%        7.66%

  c. To reflect the income tax benefit on the pro forma adjustments using the Company's effective rates for those periods.

B. DIVESTITURES PRO FORMA ADJUSTMENTS

   The following pro forma adjustments were made to the historical combined income statements of the Company for the nine months ended February 28, 2001, and the year ended May 31, 2000 to eliminate the effects of divested businesses as if they occurred on June 1, 1999.

  Pro forma Combined Income Statement Adjustments

  d. To remove all income statement activity associated with divested businesses and other one-time items, net.

  e. To reflect the income tax benefit on the pro forma adjustments using the Company's effective tax rates for those periods.

C. ACQUISITION PRO FORMA ADJUSTMENTS

1. Pro Forma Combined Balance Sheet Adjustments

   The following pro forma adjustments were made to the historical combined balance sheets of the Company and CIBC-MCS to reflect the acquisition as if it had occurred on February 28, 2001.

  f. To reflect the increase in goodwill and other intangibles associated with the acquisition of CIBC-MCS. The amount is calculated as follows:

       Purchase price including direct costs ......................... $137,580
       Less: Net assets of CIBC-MCS ..................................  (74,232)
       Net assets of CIBC-MCS not assumed.............................   (7,081)
                                                                       --------
                                                                       $ 56,267
                                                                       ========

                                     F(b)-5

    The book value of the net assets of CIBC-MCS to be acquired is assumed to approximate fair value. The purchase price allocation of goodwill and other intangibles and related useful life is as follows:

                                                                     Useful Life
                                                                     (in years)
                                                                     -----------
     Customer base.......................................... $44,400      17
     Goodwill...............................................  11,867      20
                                                             -------
                                                             $56,267
                                                             =======

    Customer base was valued using a discounted cash flow analysis, and the useful life was estimated using information on start/stop dates and yearly attrition rates. Goodwill represents the excess of the total value of the identified tangible and intangible assets. The useful life of goodwill was based on the relatively longer life assigned to customer base and industry trends.

  g. To reflect the purchase price in the form of issuing approximately 9.8 million unregistered shares of common stock with a fair value of $133,580 and direct costs of the acquisition of approximately $4,000 in conjunction with the acquisition.

  h. To reflect assets and liabilities of CIBC-MCS not being acquired or assumed in the acquisition.

  i. To reflect the elimination of the book equity of CIBC-MCS in conjunction with the acquisition.

2. Pro Forma Combined Income Statement Adjustments

   The following pro forma adjustments were made to the historical combined income statements of the Company and CIBC-MCS for the nine months ended February 28, 2001 and the year ended May 31, 2000 to reflect the acquisition as if it had occurred on June 1, 1999.

  j. To reflect the increase of amortization expense related to the goodwill and other intangibles associated with the acquisition.

  k. To reflect the income tax benefit on the pro forma adjustments using the Company's effective rates for those periods.

  l. To reflect the shares of common stock issued in conjunction with the acquisition.

                                     F(b)-6